Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report September 23, 2002
(Date of earliest event reported)

DATATRAK INTERNATIONAL, INC

(Exact name of registrant as specified in its charter)

Ohio	(000-20699)	34-1685364

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6150 Parkland Boulevard, Mayfield Heights, Ohio	44124

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(440) 443-0082

Item 5. Other Events
SIGNATURE
Exhibit Index
EX 99.1 Press Release

Item 5. Other Events

     On September 23, 2002, DATATRAK International, Inc. (the “Company”), announced the signing of a definitive agreement to purchase Oriam, SA, a French Technology Firm with offices in Paris, France and Boston, Massachusetts. Oriam is one of three independent providers to the global pharmaceutical industry of Clinical Trial Management Systems (CTMS) and adverse event (e.g., safety) reporting software. Closing of the proposed transaction is contingent upon appropriate financing. Specific terms involved with this upcoming financing are currently being evaluated by DATATRAK International and its investment advisors.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DATATRAK INTERNATIONAL, INC

By: /s/ Terry C. Black

Terry C. Black Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary

Date: September 23, 2002

Exhibit Index

Exhibit No.	Description	Page

99.1	Press Release Issued by the Company

	on September 23, 2002	4